EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
United Cannabis Corporation

We consent to the use in this amended Registration Statement on Form S-1 of our report of independent registered public accounting firm dated March 28, 2018 on the balance sheet of United Cannabis Corporation as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the two years ended December 31, 2017.

/s/ BF Borgers, CPA PC

BF Borgers, CPA PC

April 30, 2018

Lakewood, Colorado